IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

--------------------------------------------------------------------------------
DISCLAIMER

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------


      GOLDMAN, SACHS & CO.
          GSALT 2006-1
     FINAL POOL 2006-06-30

------------------------------------------------------------------------------------------------------------------------------------
                                                                    ALL RECORDS
------------------------------------------------------------------------------------------------------------------------------------
 ORIGINAL                               NO. OF                      TOTAL DOLLAR    PRINCIPAL
LOAN TERM          FICO        RECEIVABLES (#)  RECEIVABLES (%)       AMOUNT ($)  BALANCE (%)   AGE  OTERM   OTERM  RTERM   WA RATE
------------------------------------------------------------------------------------------------------------------------------------
      13 -- 24     <= 0                     37            0.07%       154,511.30        0.02%    18     24      24      6   5.82377
                   -----------------------------------------------------------------------------------------------------------------
                   351 -- 620                7            0.01%        33,578.79        0.00%     6     24      24     18  13.64494
                   -----------------------------------------------------------------------------------------------------------------
                   621 -- 660               10            0.02%        43,722.50        0.01%     8     24      24     16  10.97859
                   -----------------------------------------------------------------------------------------------------------------
                   661 -- 700               23            0.04%        89,482.54        0.01%     6     24      24     18   7.98035
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740               26            0.05%       122,603.23        0.01%     6     24      24     18   8.25181
                   -----------------------------------------------------------------------------------------------------------------
                   741 -- 780               21            0.04%        81,003.84        0.01%    10     24      24     14   7.03681
                   -----------------------------------------------------------------------------------------------------------------
                   781 -- 820               59            0.11%       251,397.41        0.03%     9     24      24     15   7.02998
                   -----------------------------------------------------------------------------------------------------------------
                   821 >=                   26            0.05%       134,667.34        0.02%     8     24      24     16    6.7548
------------------------------------------------------------------------------------------------------------------------------------
      25 -- 36     <= 0                    553            1.06%     5,357,431.16        0.62%    20     36  35.909     15   3.96917
                   -----------------------------------------------------------------------------------------------------------------
                   351 -- 620               83            0.16%       442,333.16        0.05%    14     35  35.332     21  11.33285
                   -----------------------------------------------------------------------------------------------------------------
                   621 -- 660              123            0.24%       773,413.26        0.09%    12     36  35.744     24   9.76294
                   -----------------------------------------------------------------------------------------------------------------
                   661 -- 700              223            0.43%     1,610,189.29        0.19%    11     36  35.924     25   7.65204
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740              282            0.54%     2,112,630.37        0.25%    11     36  35.933     25   6.71088
                   -----------------------------------------------------------------------------------------------------------------
                   741 -- 780              307            0.59%     2,118,486.43        0.25%    13     36  35.808     23   5.99889
                   -----------------------------------------------------------------------------------------------------------------
                   781 -- 820              429            0.82%     2,981,997.07        0.35%    13     36   35.89     23   5.98591
                   -----------------------------------------------------------------------------------------------------------------
                   821 >=                  257            0.49%     1,910,336.31        0.22%    11     36  35.945     25   6.13418
------------------------------------------------------------------------------------------------------------------------------------
      37 -- 48     <= 0                    472            0.90%     6,541,509.16        0.76%    21     48  47.793     27   4.80687
                   -----------------------------------------------------------------------------------------------------------------
                   351 -- 620              199            0.38%     1,469,762.46        0.17%    19     47   46.68     28  11.87215
                   -----------------------------------------------------------------------------------------------------------------
                   621 -- 660              292            0.56%     2,352,905.53        0.27%    10     47  46.969     37  11.11647
                   -----------------------------------------------------------------------------------------------------------------
                   661 -- 700              567            1.08%     5,571,218.66        0.65%     9     48   47.51     38   8.86614
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740              687            1.31%     6,892,338.09        0.80%    10     48  47.592     38   7.42204
                   -----------------------------------------------------------------------------------------------------------------
                   741 -- 780              556            1.06%     5,436,699.39        0.63%    11     48  47.551     37    6.9344
                   -----------------------------------------------------------------------------------------------------------------
                   781 -- 820              718            1.37%     7,071,907.64        0.82%    12     48  47.694     36     6.602
                   -----------------------------------------------------------------------------------------------------------------
                   821 >=                  363            0.69%     3,769,585.13        0.44%    11     48   47.63     37   6.61763
------------------------------------------------------------------------------------------------------------------------------------
      49 -- 60     <= 0                   1519            2.90%    25,837,348.23        3.00%    23     60  59.895     37   5.30251
                   -----------------------------------------------------------------------------------------------------------------
                   351 -- 620             1312            2.51%    17,573,213.65        2.04%    22     60  59.638     37   8.64281
                   -----------------------------------------------------------------------------------------------------------------
                   621 -- 660             1705            3.26%    22,768,375.51        2.64%    18     60  59.658     41   7.59312
                   -----------------------------------------------------------------------------------------------------------------
                   661 -- 700             3191            6.10%    43,131,203.27        5.01%    15     60   59.72     45   6.97114
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740             3570            6.83%    50,335,236.17        5.85%    14     60  59.783     46   6.27147
                   -----------------------------------------------------------------------------------------------------------------
                   741 -- 780             3101            5.93%    42,995,012.22        4.99%    16     60  59.803     44   5.59908
                   -----------------------------------------------------------------------------------------------------------------
                   781 -- 820             3042            5.82%    41,819,791.82        4.86%    15     60   59.84     45   5.68732
                   -----------------------------------------------------------------------------------------------------------------
                   821 >=                 1184            2.26%    15,966,050.45        1.85%    12     60  59.841     48   6.24228
------------------------------------------------------------------------------------------------------------------------------------
      61 -- 72     <= 0                    272            0.52%     5,740,725.92        0.67%    22     68  68.375     46   5.78163
                   -----------------------------------------------------------------------------------------------------------------
                   351 -- 620              829            1.59%    13,979,833.15        1.62%    21     65  65.062     44   9.38805
                   -----------------------------------------------------------------------------------------------------------------
                   621 -- 660             1825            3.49%    32,633,722.35        3.79%    15     69  68.782     54   8.79644
                   -----------------------------------------------------------------------------------------------------------------
                   661 -- 700             4838            9.25%    91,102,264.20       10.58%    10     70      70     60   8.33257
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740             5725           10.95%   107,635,894.30       12.50%     9     70  70.266     61    7.5197
                   -----------------------------------------------------------------------------------------------------------------
                   741 -- 780             3692            7.06%    69,267,093.48        8.05%    10     70  70.361     61   7.08576
                   -----------------------------------------------------------------------------------------------------------------
                   781 -- 820             2700            5.16%    48,901,108.01        5.68%     9     70  69.988     61   7.03868
                   -----------------------------------------------------------------------------------------------------------------
                   821 >=                 1019            1.95%    17,795,861.27        2.07%     8     70  69.734     62   7.19881
------------------------------------------------------------------------------------------------------------------------------------
      73 -- 84     <= 0                     12            0.02%       302,402.68        0.04%    25     74  74.156     49   5.56706
                   -----------------------------------------------------------------------------------------------------------------
                   351 -- 620               76            0.15%     1,747,617.14        0.20%    21     74  73.935     53   7.94337
                   -----------------------------------------------------------------------------------------------------------------
                   621 -- 660              293            0.56%     6,849,864.42        0.80%    16     75  74.972     59   8.17634
                   -----------------------------------------------------------------------------------------------------------------
                   661 -- 700             1408            2.69%    33,637,234.73        3.91%     8     77  77.481     70   8.50747
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740             2108            4.03%    52,356,578.86        6.08%     6     79  79.336     73    8.0977
                   -----------------------------------------------------------------------------------------------------------------
                   741 -- 780             1277            2.44%    32,041,900.91        3.72%     6     79   79.47     74   7.92042
                   -----------------------------------------------------------------------------------------------------------------
                   781 -- 820              951            1.82%    22,009,614.87        2.56%     5     79  79.286     74   7.91132
                   -----------------------------------------------------------------------------------------------------------------
                   821 >=                  329            0.63%     7,067,809.37        0.82%     5     78  78.364     74   7.72386
------------------------------------------------------------------------------------------------------------------------------------
      85 -- 96     661 -- 700                2            0.00%        42,208.10        0.00%    41     85      85     44  10.32108
                   -----------------------------------------------------------------------------------------------------------------
                   701 -- 740                2            0.00%        42,911.52        0.00%    28     85      85     57   8.92911
------------------------------------------------------------------------------------------------------------------------------------
    GRAND TOTAL:                         52302          100.00%   860,904,586.66      100.00%    12    67   66.642     55   7.31655
------------------------------------------------------------------------------------------------------------------------------------